EXHIBIT 99.1

337 Magna Drive

Aurora, Ontario,

Canada  L4G 7K1

Tel (905) 726-2462

Fax (905) 726-2585

MAGNA ENTERTAINMENT CORP. ANNOUNCES
NEW FINANCING, EXTENSIONS OF FINANCING ARRANGEMENTS

 AND PROPOSED REORGANIZATION OF MI DEVELOPMENTS

AURORA, ON, November 26, 2008 – Magna Entertainment Corp. (“MEC” or “the Company”) (NASDAQ: MECA; TSX: MEC.A) today announced that it has entered into a transaction agreement (the “Transaction Agreement”) with MI Developments Inc. (“MID”), MEC’s controlling shareholder, and entities affiliated with MEC’s Chairman and Chief Executive Officer, Frank Stronach (the “Stronach Group”), to implement a proposed reorganization of MID that includes the spin-off of MEC to MID’s existing shareholders. The Transaction Agreement contemplates, among other things, a multi-step series of proposed transactions designed to recapitalize and reposition MEC to enable it to pursue its strategy of horse racing, gaming and entertainment on a standalone basis. If the transactions contemplated by the Transaction Agreement are implemented, MEC will ultimately be controlled directly by the Stronach Group, MID will no longer have any ownership interest in MEC and MID will be prohibited from investing any additional funds into, or entering into any new transactions with, MEC without the approval of the minority MID Class A shareholders.

MEC also announced that it has extended the maturity date of its $40 million senior secured revolving credit facility (the “Senior Bank Facility”) with a Canadian chartered bank from November 28, 2008 to March 16, 2009, subject to certain acceleration provisions. MEC incurred a fee of $1.75 million in connection with the extension of the Senior Bank Facility.

The Transaction Agreement contemplates three stages of proposed transactions that, upon completion, will result in, among other things, the following:

Stage One – Immediate Transactions

•                  new financing being made available to MEC by MID in an aggregate principal amount of up to $50 million (the “New Loan First Tranche”) to fund MEC’s operations and up to $75 million (the “New Loan Second Tranche”) to fund MEC’s Laurel Park video lottery terminals (“VLTs” or “slots”) license application and related matters and, if Laurel Park is awarded a slots license, the construction of a temporary slots facility;

•                  MID has extended to March 31, 2009, subject to certain acceleration provisions, (i) the maturity date of the existing bridge loan (the “Bridge Loan”) from an MID subsidiary (the “MID Lender”), (ii) the repayment deadline for $100 million under the project financing facility from the MID Lender for Gulfstream Park (the “Gulfstream Facility”) and (iii) the date until which repayments under the Gulfstream Facility and the project financing facility from the MID Lender for Remington Park (the “Remington Facility”) will not be subject to a make-whole payment;

•                  MEC has covenanted to use commercially reasonable efforts to sell or enter into joint ventures in respect of its assets, including its core racetrack assets;

Stage Two – Transactions following MID Shareholder Approval

•                  sales of real estate assets in California and Florida by MEC to MID for their fair market value;

•                  further extensions of the Bridge Loan, the New Loan First Tranche and the Gulfstream Facility $100 million repayment obligation to December 14, 2009;

•                  an increase in the amount of the New Loan First Tranche by $25 million to up to $75 million;

•                  amendments to the New Loan First Tranche, the Bridge Loan, the Gulfstream Facility and the Remington Facility to, among other things, enable MEC to repay such facilities in full with, at MEC’s option, cash and/or MEC Class A Subordinate Voting Stock (“MEC Class A Stock”);

•                  a forbearance agreement that prohibits new transactions between MID and MEC unless such transactions are approved by a majority of the minority holders of Class A Subordinate Voting Shares of MID (“MID Class A Shares”);

Stage Three – Transactions following Retirement of Convertible Subordinated Notes

•                  provided that MEC has fully retired its outstanding 7.25% Convertible Subordinated Notes due December 15, 2009 and 8.55% Convertible Subordinated Notes due June 15, 2010 (collectively, the “MEC Subordinated Notes”) by December 14, 2009:

•                  all MEC indebtedness to MID (other than the New Loan Second Tranche) will be repaid, at MEC’s option, either in cash or MEC Class A Stock (or a combination of the two), and MID will distribute all such cash and MEC Class A Stock to MID’s shareholders;

•                  MEC will sell to the Stronach Group $30 million of Class B Stock of MEC (“MEC Class B Stock”); and

•                  MEC will be controlled directly by the Stronach Group and MID will no longer have any ownership interest in MEC.

Certain of the transactions are proposed to be effected by way of a statutory plan of arrangement involving MID, MEC and the Stronach Group that would be subject to approval by MID’s shareholders and the Ontario Superior Court of Justice. MEC understands that MID’s shareholder meeting to consider the reorganization proposal is expected to take place in the first quarter of 2009.

The transactions proposed to be undertaken by MEC following MID shareholder approval and the retirement of the MEC Subordinated Notes are subject to regulatory approval, including the approval of the Toronto Stock Exchange.

Additional Details – Immediate Transactions

MEC Asset Sales and Joint Ventures

Pursuant to the Transaction Agreement, MEC has agreed to use its commercially reasonable efforts to sell or enter into joint ventures in respect of its assets, including its core racetrack assets, that will result in MEC receiving net sale proceeds or joint venture payments sufficient to retire the MEC Subordinated Notes no later than December 14, 2009.

MID Loans to MEC

The maturity dates and repayment deadlines under all existing loans from the MID Lender to MEC and its subsidiaries (comprised of the Bridge Loan and the Gulfstream Facility and Remington Facility) will be extended to March 31, 2009.  In the event that the reorganization transaction does not receive the requisite MID shareholder approval or is abandoned or withdrawn, the maturity dates and repayment deadlines will be accelerated to thirty days following such event.  In connection with the extension to March 31, 2009 of the Bridge Loan maturity date and the Gulfstream Facility $100 million repayment obligation, MEC incurred fees of $2.5 million and $2.0 million, respectively.

MID will make available to MEC a new loan in two tranches (collectively the “New Loan”). The New Loan First Tranche will be in the amount of up to $50 million (plus costs and fees) and is intended to support MEC’s operations through to the special meeting of MID’s shareholders to consider the reorganization proposal.  The funds are to be used solely to fund (i) operations, (ii) payments of principal or interest and other costs under the New Loan and under other loans provided by MID to MEC, (iii) mandatory payments of interest in connection with other of MEC’s existing debt, (iv) maintenance capital expenditures and (v) capital expenditures required pursuant to the terms of MEC’s joint venture arrangements with Forest City Enterprises in Florida and Caruso Affiliated in California.  The New Loan First Tranche will mature on March 31, 2009, subject to the same accelerated maturity as described above for the existing loans. MEC incurred a fee of $1.0 million in connection with the New Loan First Tranche.

The New Loan Second Tranche will be available for drawdown:

(i)                                     in an amount of up to $45 million to fund the application by the MEC subsidiary that owns and operates Laurel Park in Anne Arundel County for a Maryland slots license, following MID’s satisfaction with the slots license application and related matters; and

(ii)                                  in an amount of up to an additional $30 million to fund the construction of the temporary slots facility at Laurel Park, following receipt of the Maryland slots license and following MID’s satisfaction with the municipal approvals, design and construction of the temporary facility.

At such time as the New Loan Second Tranche is made available, the New Loan will be guaranteed by The Maryland Jockey Club (“MJC”) group of companies and secured by all of such companies’ assets.  The New Loan Second Tranche matures on December 31, 2011, but will become due (i) ninety days following the Laurel Park slots application being denied or withdrawn, (ii) immediately on the closing of any sale of Laurel Park or (iii) immediately on the closing of any new debt financing in connection with Laurel Park slots.  MEC will be required to repay the New Loan Second Tranche with any refunds of any fees if the Laurel Park slots application is denied or withdrawn.

Additional Details – Transactions Following MID Shareholder Approval

The following proposed transactions are conditional upon MID shareholder approval being obtained at MID’s meeting of shareholders to consider the reorganization proposal, expected to take place in the first quarter of 2009.

MID Real Estate Purchases

MID will purchase for cash from MEC development lands in Aventura and Ocala, Florida and Dixon, California, additional acreage in Palm Meadows, Florida (required to complete MID’s existing recently rezoned development) and MEC’s membership interest in, and land underlying, MEC’s joint venture with Forest City Enterprises at Gulfstream Park.  The purchase price for such real estate assets will be the fair market value of such assets as of the date hereof as determined by  negotiation between the Special Committees of MID and MEC.  MEC estimates the aggregate price will be approximately $100 – $120 million.

MEC will use part of the proceeds from the asset sales to MID to repay its $40 million Senior Bank Facility and its $4.5 million bank term loan in connection with MEC’s subsidiary AmTote International, Inc.

MID Loans to MEC

MID will:

i.                                          extend the maturity dates of the Bridge Loan, the New Loan First Tranche and the Gulfstream Facility $100 million repayment obligation to December 14, 2009;

ii.                                       increase the amount of the New Loan First Tranche by $25 million to up to $75 million for use by MEC solely to contribute to the retirement of the MEC Subordinated Notes; and

iii.                                    amend all loans between MID and MEC (other than the New Loan Second Tranche) to provide for (a) the deferral of interest and principal repayments until maturity or repayment, (b) the right of MEC to repay such loans either in cash or MEC Class A Stock (or a combination of the two) following the retirement by MEC of all of the MEC Subordinated Notes) and (c) the requirement that any proceeds received by MEC from equity raises, asset sales (other than to MID as part of the reorganization), joint ventures or other transactions be placed into an escrow account with MID.

The conversion price for the loans (the “Loan Conversion Price”) will be $1.1519 per share, being the volume-weighted average price of the MEC Class A Stock on NASDAQ for the five trading days immediately preceding the date of this press release less a 15% discount.

MID will hold the escrow funds as security for the loans to MEC, and MEC will be permitted to use the funds held in escrow solely (i) to prepay in cash, from time to time, in the following order of priority, the Gulfstream Facility, the Bridge Loan, the New Loan First Tranche and the Remington Facility (without being charged any mark-to-market or make-whole payment in relation to any such prepayment) and (ii) to retire all of the MEC Subordinated Notes.  Any cash received by MID pursuant to a prepayment of the Gulfstream Facility, the Bridge Loan, the New Loan First Tranche or the Remington Facility will be distributed to MID shareholders, either as a special distribution or pursuant to an issuer bid for MID Class A Shares.

MID Forbearance with MEC

MID will agree that, other than pursuant to existing arrangements or as contemplated by the reorganization proposal, it will not, without the prior approval of the majority of the votes cast by minority holders of MID Class A Shares, (a) enter the horseracing or gaming business or enter into any transactions with entities in the horseracing or gaming business, (b) make any further debt or equity investment in, or otherwise give financial assistance to, MEC or (c) enter into any transactions with, or provide any services or personnel to, MEC except for enforcing its rights under the terms of existing arrangements and/or making non-material amendments, waivers or modifications thereto.

Additional Details – Transactions Following Retirement of MEC Subordinated Notes

Existing MEC Class B Stock Held by MID

On the date on which MEC has retired all of the MEC Subordinated Notes, MID will sell to the Stronach Group 335,000 shares of MEC Class B Stock for $1.3552 per share, representing the volume-weighted average price of the MEC Class A Stock on NASDAQ for the five trading days immediately preceding the date of this press release.

Conversion of MID Debt and Spin-off of MEC

On the date that is 45 days following MEC’s retirement of all of the MEC Subordinated Notes, all indebtedness (including deferred interest) owed by MEC and its subsidiaries to MID and its subsidiaries (other than the New Loan Second Tranche) that has not been repaid in cash will be converted into MEC Class A Stock at the Loan Conversion Price. As soon as reasonably practicable thereafter, MID will spin off to holders of MID shares (including the Stronach Group on all its MID shares) on a pro rata basis all the MEC Class A Stock received on conversion of the loans.

Issuance of Stock to the Stronach Group by MEC

MEC will issue to the Stronach Group at a price per share equal to the Loan Conversion Price (i) $30 million of MEC Class B Stock and (ii) at the option of the Stronach Group, an additional number of MEC Class B Stock that, together with the MEC Class B Stock sold to the Stronach Group by MID and those acquired from MEC, will represent a pro forma 60% voting interest in MEC.

Following the spin-off and the issuance of MEC Class B Stock to the Stronach Group, MEC will be controlled directly by the Stronach Group and MID will no longer have any ownership interest in MEC.

Additional Details

The terms of the Transaction Agreement were considered by the Special Committee of MEC’s board of directors consisting of Jerry D. Campbell (Chairman), Anthony Campbell and William J. Menear. The Transaction Agreement was unanimously approved by MEC’s board following a favorable recommendation of the Special Committee. The Special Committee retained independent legal and financial advisors to assist in its deliberations in respect of the Transaction Agreement.

Additional details of the proposed reorganization are set out in MEC’s material change report that will be filed with securities regulatory authorities and that will be available at MEC’s website at www.magnaent.com, on SEDAR at www.sedar.com and on the SEC’s website at www.sec.gov.  The material change report will be filed less than 21 days before the date on which the New Loan is provided, which, in MID’s view, is both reasonable and necessary in the circumstances as the terms of the New Loan were settled, and approved by MEC’s Board of Directors, on November 26, 2008, and MEC requires immediate funding to address its short-term liquidity concerns.

MEC cautions shareholders and others considering trading in securities of MEC that the transactions contemplated by the reorganization proposal are subject to certain material conditions, some of which are beyond MEC’s control, and there can be no assurance that the transactions contemplated by the reorganization proposal, or any other transaction, will be completed.

The transactions proposed to be undertaken following MID shareholder approval and the retirement of the MEC Subordinated Notes are subject to approval by the Toronto Stock Exchange.

About MEC

MEC, North America’s largest owner and operator of horse racetracks, based on revenue, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet(R), a national Internet and telephone account wagering system, as well as MagnaBet(TM) internationally. Pursuant to joint ventures, MEC has a fifty percent interest in HorseRacing TV(R), a 24-hour horse racing television network, and TrackNet Media Group LLC, a content management company formed for distribution of the full breadth of MEC’s horse racing content.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as forward-looking statements). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario) and include, among others, our plans to sell certain real estate assets in California and Florida to MID; further extensions to the Bridge Loan and the Gulfstream Facility to December 14, 2009; an increase in the amount of the New Loan First Tranche to $75 million; amendments to the New Loan First Tranche, the Bridge Loan, the Gulfstream Facility and the Remington Facility to, among other things, enable the Company to repay such facilities in full with MEC Class A Stock; expectations as to the Company’s ability to fully retire the MEC Subordinated Notes by December 14, 2009; the sale of MEC Class B Stock to the Stronach Group; sales and joint ventures with regard to core racetrack assets; the application for a VLT license and the construction of a temporary VLT facility and other matters that are not historical facts.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of the Company’s perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from such forward-looking statements. Important factors that could cause actual results to differ materially from the Company’s forward-looking statements include, but may not be limited to the risk that one or more of reorganization transactions contemplated by the Transaction Agreement may, for various reasons, not proceed, the terms of any reorganization transaction may differ from those currently contemplated by the Transaction Agreement, the MID shareholders failing to approve the reorganization proposal, an inability to obtain regulatory approval from securities and other regulators in connection with proposed reorganization matters that are intended to result in the issuance, registration and listing of shares of the Company’s capital stock, the possible termination of the Transaction Agreement for any reason, the acceleration of the maturity dates and repayment deadlines under the Bridge Loan, the Gulfstream Facility and the Remington Facility, a failure by the Company to fully retire the MEC Subordinated Notes by December 14, 2009, a failure by the Company to negotiate and close, on acceptable terms, asset sale transactions (including potential core asset sales), and material adverse changes in: general economic conditions; the popularity of racing and other gaming activities as recreational activities; the regulatory environment affecting the horse racing and gaming industries; the Company’s ability to obtain or maintain government and other regulatory approvals necessary or desirable to proceed with proposed real estate developments; increased regulation affecting certain of the Company’s non-racetrack operations, such as broadcasting ventures; and the Company’s ability to develop, execute or finance the Company’s strategies and plans within expected timelines or budgets.  In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that we will continue with our efforts to implement our September 12, 2007 adopted plan to eliminate the Company’s debt, although not on the originally contemplated time schedule, negotiate and close, on acceptable terms, one or more core asset sale transactions, comply with the terms of and/or obtain waivers or other concessions from our lenders and refinance or repay on maturity our existing financing arrangements (including the Senior Bank Facility and the Bridge Loan), possibly obtain additional financing on acceptable terms to fund our ongoing operations and there will not be any material further deterioration in general economic conditions or any further significant decline in the popularity of horse racing and other gaming activities beyond that which has already occurred in the current economic downturn; nor any material adverse changes in weather and other environmental conditions at our facilities, the regulatory environment or our ability to develop, execute or finance our strategies and plans as anticipated.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

SOURCE Magna Entertainment Corp.

CONTACT: Blake Tohana, Executive Vice-President and Chief Financial Officer, Magna Entertainment Corp., 337 Magna Drive, Aurora, ON L4G 7K1, Tel: (905) 726-7493